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                                                                Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of FloNetwork Inc. on Form F-1 of our report dated January 24, 2000 (except for Note 13 and Note 8 for which the date is yet to be determined) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


/s/ Arthur Andersen LLP
    ---------------------
    ARTHUR ANDERSEN LLP
    March 14, 2000